EXHIBIT (E)(2)
EXHIBIT 1
                             INCOME ACHIEVERS, INC.
                        2037 BLOOMINGDALE ROAD, SUITE 211
                        GLENDALE HEIGHTS, ILLINOIS 60139


                                DEALER AGREEMENT

Gentlemen:

         As principal underwriter for shares of the Series of the investment company (the "FUND") listed on Exhibit A, (as from time to time may be revised by us), we offer to sell to you shares of the Series of the Fund (THE "SHARES") on the following terms:

          1. In all sales of Shares of each Series of the Fund to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund or for us.

          2. Orders received from you will be accepted by us only at the public offering price applicable to each order, except for transactions to which a reduced offering price applies as provided in the then current Prospectus (which term shall include herein the Statement of Additional Information) of the Fund. The minimum dollar purchase of Shares of each Series of the Fund by any investor shall be the applicable minimum amount described in the then current Fund Prospectus, and no order for less than such amount will be accepted hereunder. The public offering price shall be the net asset value per Share plus a sales charge, if any, applicable to the transaction expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then current Fund Prospectus. The procedures relating to the handling of orders and payment therefor shall be subject to any instructions that we shall forward from time to time to you. All orders are subject to acceptance or rejection by us in our sole discretion.

          3. As of the date of this Agreement or the effective date of any amendments hereto, the sales charge applicable to any sale by you of Shares of a Series of the Fund covered by this Agreement and the dealer concession or commission applicable to any offer from you for the purchase of Shares of such Series of the Fund accepted by us shall be the percentage of the applicable public offering price set forth in the current Prospectus of the Fund. You may be deemed to be an underwriter in connection with sales by you of Shares of the Fund where you receive all or substantially all of the sales charge as set forth in the Fund's Prospectus, and therefore you may be subject to applicable provisions of the Securities Act of 1933.

         Reduced sales charges or no sales charges may apply to certain transactions under letter of intent, combined purchases or investments, reinvestment of dividends and distributions, repurchase privileges or other programs, as described in the then current Fund Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for any reduced sales charges.




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          4. You agree to purchase Shares only from us or from your customers.
If you purchase Shares from us, you agree that all such purchases shall be made only: (a) to cover orders already received by you from your customers or (b) for your own bona fide investment. If you purchase Shares from your customers, you agree to pay such customers not less than the applicable redemption price as established by the then current Fund Prospectus. We, in turn, agree that we will not purchase any securities from the Fund except for the purpose of covering purchase orders which we have already received or for bona fide investment purposes.

          5. You shall sell Shares only: (a) to customers at the applicable public offering price, and (b) to us as agent for the Fund at the redemption price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing Shares for resale to us, you agree to pay your customer not less than the price which you receive from us. If you act as agent for your customer in selling Shares to us, you agree not to charge your customer more than a fair commission for handling the transaction.

          6. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding; E.G., by a change in the net asset value from that used in determining the public offering price to your customers.

          7. You hereby certify that all of your customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to us by you are correct and that you will not open an account without providing the customer's TIN or SSN unless otherwise approved by us.

          8.    We will not accept from you any conditional orders for Shares.

          9. If any Shares sold to you under the terms of this Agreement are redeemed by the Fund or repurchased by us as agent for the Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any dealer concession or commission received by you on such Shares.

         We will notify you of any such repurchase or redemption within ten business days from the date on which the repurchase or redemption order in proper form is delivered to us or to the Fund, and you shall forthwith refund to us the full concession allowed to you on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund our share of the concession allowed to us and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to the Fund.

         10. Payment for Shares by you shall be made on or before the settlement date specified in our confirmation, at the Fund's transfer agent, at the address specified in the Fund's Prospectus, and by check payable to the order of the Fund Series, which reserves the right to delay issuance or transfer of Shares until such check has cleared. If such payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the Shares ordered back to the Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.



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         11. Shares sold hereunder shall be available in book-entry form on the books of the Fund's transfer agent, unless the Trustees permit certificates to be issued. If no open account registration or transfer instructions are received by the Fund's transfer agent within 20 days after payment by you for Shares sold to you, an open account for such Shares will be established in your name. You agree to hold harmless and indemnify us, the transfer agent, and the Fund for any loss or expenses resulting from such open account registration of such Shares.

         12. No person is authorized to make any representations concerning Shares of a Fund Series except those contained in the then current Fund Prospectus and in sales literature issued by us supplemental to such Prospectus. In purchasing Shares from us, you shall rely solely on the representations contained in such Prospectus and in such sales literature. We will furnish additional copies of the current Prospectus and such sales literature and other releases and information issued by us in reasonable quantities upon request. You further agree that you will not offer or sell any Shares of a Fund Series except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the Fund (as amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

         13. All sales will be made subject to our receipt of Shares from the Fund. The Fund reserves the right in its discretion and we reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Fund Shares entirely, to change the concession or any other amounts payable hereunder. We reserve the right, without notice, to amend, modify, change or cancel this Agreement.

         14. This Agreement shall replace any prior agreement with respect to the Fund between us and is conditioned upon your representation and warranty that you are a member in good standing of the National Association of Securities Dealers, Inc., or, in the alternative, that you are a foreign dealer, not eligible for membership in that association. You agree to abide by the Rules and Regulations of the National Association of Securities Dealers, Inc., including Rule 2830 of its Conduct Rules, and all applicable state and Federal laws, rules and regulations.

         You will not offer Shares of any Series of the Fund for sale in any state where they are not qualified for sale under the Blue Sky Laws and regulations of such state or where you are not qualified to act as a dealer, except for states in which they are exempt from qualification.

         In the event that you offer Shares of any Series of the Fund for sale outside the United States, you agree to comply with the applicable laws, rules and regulations of the foreign government having jurisdiction over such sales, including any regulations of the United States military authorities applicable to solicitations to military personnel.



                                      -3-
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         15. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Fund, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Fund or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

         16. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Illinois. This Agreement is subject to the Prospectus of the Fund from time to time in effect, and, in the event of a conflict, the terms of the Prospectus shall control. Any changes, modifications or additions reflected in the Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise.






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




                                             INCOME ACHIEVERS, INC.



                                             By ________________________________
                                                     (Authorized Signature)



                                             ACCEPTED:



                                             -----------------------------------
                                                       (Dealer's Name)



                                             -----------------------------------
                                                       (Street Address)



                                             -----------------------------------
                                             (City)        (State)         (Zip)



                                             By________________________________
                                               (Authorized Signature of Dealer)






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                                    EXHIBIT A


         Islamia Group of Funds and its Series-- Islamia Income Fund.



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